UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2015

Shire plc
_________________________________________________________________________

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands
_________________________________________________________________________

(State or other jurisdiction of incorporation)

0-29630                                                  98-0601486
(Commission File Number)                (IRS Employer Identification No.)

5 Riverwalk, Citywest Business Campus, Dublin
24, Republic of Ireland
_________________________________________________________________________

(Address of principal executive offices)                              (Zip code)

Registrant's telephone number, including area code               +353 1 429 7700

_________________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.f13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2015, Shire plc (“Shire”) announced that Jeff Poulton (47) has been appointed Chief Financial Officer (“CFO”) of Shire and that Mr. Poulton was elected to Shire’s Board of Directors (the “Board”) on April 29, 2015. Mr. Poulton’s appointment as CFO and election as a member of the Board became effective on April 29, 2015. Mr. Poulton also serves as a member of Shire’s Executive Committee, a position he has held since his appointment as Interim CFO. Shire has issued the press release attached hereto as Exhibit 99.1 which is incorporated by reference herein.

Mr. Poulton previously served as Shire’s Interim CFO, a role he assumed on January 1, 2015. Mr. Poulton joined Shire in 2003 and in addition to his current role, has served in a number of positions including, in the past five years, Senior Vice President and Head of Shire’s Investor Relations, Senior Vice President and Head of Shire’s Rare Diseases Business Unit, Senior Vice President and General Manager for Americas and Asia Pacific Commercial Operations for Shire’s Human Genetic Therapy Division, and Senior Vice President Finance for Shire’s Human Genetic Therapy Division.

Under his service contract Mr. Poulton will be entitled to an annual base salary of $575,000 while he is CFO of Shire. This amount is inclusive of any directors’ fees payable to him, including for Board duties performed by Mr. Poulton in the Republic of Ireland. Base salary is reviewed annually. Mr. Poulton will also receive a fixed contribution of 25% of base salary by way of a retirement benefits provision. Mr. Poulton is also eligible to earn an annual bonus under Shire’s Executive Annual Incentive Plan (or such other bonus plan that Shire may determine) with a current target bonus level of 80% of his annual base salary and a maximum of 160% of base salary. 75% of any bonus is payable in cash and 25% in the form of deferred Shire stock. An annual Long Term Incentive Plan (“LTIP”) grant was made to Mr. Poulton following appointment under Shire’s new LTIP. The total award comprised a mix of Stock Appreciation Rights (“SARs”) and Restricted Stock Units (“RSUs”) granted over notional American Depositary Shares (“ADSs”). Mr. Poulton’s SAR award consisted of 8,862 ADSs, and his RSU award consisted of 6,646 ADSs. These awards will normally vest after three years subject to any performance conditions being satisfied, with no consideration payable.

Mr. Poulton’s employment may be terminated without cause by either Shire or Mr. Poulton giving 12 months’ notice to the other. Following the giving of such notice Shire may accelerate the date of termination but, if it does so, it must pay Mr. Poulton’s base salary and retirement benefit contributions for the remainder of the notice period, and an amount determined in the discretion of the Remuneration Committee up to a maximum of Mr. Poulton’s target annual bonus for the unserved part of the notice period, and must provide the other benefits due to him for the notice period. Mr. Poulton will be under a duty to seek an alternative remunerated position and if he obtains such a position, these payments from Shire will be reduced by the monthly base remuneration from that alternative position. Mr. Poulton is subject to confidentiality, non-competition and non-solicitation restrictive covenants.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.  The following exhibit is filed herewith:

99.1	Press Release dated April 30, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIRE PLC

By:	/s/ M Enyedy
	Name:	Mark Enyedy
	Title:	Company Secretary

Dated: May 5, 2015

EXHIBIT INDEX

Number	Description
99.1	Press Release dated April 30, 2015